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                                                                    EXHIBIT 23.2




                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

Phoenix Information Systems Corporation
St. Petersburg, Florida

         We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated May 28, 1997 relating to the consolidated financial statements of Phoenix Information Systems Corporation appearing in the Company's Annual Report on form 10-K for the year ended March 31, 1997.

         We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                    /s/ BDO Seidman, LLP

Orlando, Florida
October 20, 1997